UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.            Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on March 5, 2010.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: February 2010

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through February 3, 2010. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Institutional Contracts Up for Renewal

1.             Roughly what percentage of your institutional contracts are renewing in the next six months? Separately, could you give us a sense of how many of these contracts renewing in the next six months are for data—where you seem to have less competition particularly for fund data/tools—and what percentage is for investment consulting—where it seems more customers could take that work in house?

Based on the dollar value of the contracts, approximately 20% of our contracts are up for renewal in the first six months of 2010. About one-fourth of the amount up for renewal is for Licensed Data and 10-15% is for Investment Consulting.

Investment Management Business

2.             Regarding your managed portfolios and retirement advice, please provide information on pricing (bps)?  How many portfolio managers and financial advisors do you have?

We charge asset-based fees for Morningstar Managed Portfolios. The management fee is based on a tiered schedule that depends on the client’s average daily portfolio balance. Fees for our mutual fund and exchange-traded fund portfolios generally range from 30 to 40 basis points. We charge 50-55 basis points for the Select Stock Baskets, which are individually customizable stock portfolios based on Morningstar’s independent equity research. We currently reach about 1,900 financial advisors through Morningstar Managed Portfolios and have a team of seven portfolio managers working on the program.

Pricing for our Retirement Advice services depends on the number of participants, as well as the level of service we provide. We reached about 20 million retirement plan participants, 149,000 plan sponsors, and 23 plan providers through our Retirement Advice platforms as of September 30, 2009. We have a team of about 15 analysts and investment consultants involved in working on these programs.

Financial Advisor Audience

3.             How many advisors are there in the US and how has that number typically grown over time?

Cerulli Associates estimates that there were approximately 300,000 financial advisors in the United States as of 2008. This total has been relatively flat over the period from 2004 through 2008, according to Cerulli.

4.             Do you see the advisor population dropping right now or at least changing firms?

We’re not aware of an official count of advisors that has been released in 2009 by a third-party source such as Cerulli.

Anecdotally, we believe the total number of advisors dropped in 2009 as some advisors chose to leave the field in such a difficult environment. Similarly, we expect that some of the recent industry consolidation (Morgan Stanley/Smith Barney and Wells Fargo/Wachovia) probably resulted in job losses.

We also have seen quite a bit of movement recently between firms, particularly advisors who are leaving the large wirehouse environment to establish themselves as independents.  We hear from custodians that they are seeing an increase in activity from these “breakaway brokers.”

5.             How are renewals going in the advisor area and is there pricing pressure as renewals come up?

We are seeing some improvement in our renewal rates for individual seat licenses, and we’ve been able to make modest price increases for both individual seat licenses and enterprise contracts recently up for renewal. This is in contrast to early last year when we were renewing at flat prices, and in some cases feeling pressure to reduce prices. Our customers are still sensitive to price, but it’s become less of a concern.

Morningstar Equity Research

6.             What is the future of your equity research effort now that the research-settlement contracts have been expired for about six months?  How many institutional clients (outside those related to the research settlement) currently pay for access to your equity research?

Although the period covered by the Global Analyst Research Settlement ended in July 2009, and the banks covered by it are no longer required to provide independent investment research to their clients, we remain committed to maintaining the broad, high-quality coverage we’ve become known for as one of the largest providers of independent equity research worldwide.

We’re working to expand our equity research distribution through a variety of channels, including those serving both institutional investors and advisors. We currently reach approximately 75 research clients in these categories.

Our institutional equity research service helps both buy-side and sell-side firms extend their internal research capabilities by providing direct access via phone, e-mail, and in-person to our analysts. In addition to analyst access, we surface a variety of in-depth research content to this audience that helps them tap our analysts’ industry- and company-level expertise. We think that the breadth, depth, and accessibility of our offering create a compelling value proposition for these firms as their internal research budgets are tightening. We recently expanded our sales force serving this audience, as we’ve seen an increase in demand.

We also continue to provide analyst research reports, industry updates, model portfolios, and videos to financial advisors globally, and our business in this area is growing as well.

In addition, we recently began publishing research and ratings on corporate credit issuers. During the next year, we plan to produce credit ratings for up to 1,000 companies currently covered by our equity analyst team. We view credit ratings as a natural extension of the equity research we’ve been producing for the past decade. We believe we have a unique viewpoint to offer on company default risk that leverages our cash-flow modeling expertise, proprietary measures like Economic Moat, and in-depth knowledge of the companies and industries we cover.

Analyst Coverage on MORN

7.             I’ve noticed that the number of analysts that follow you has come down to only one.  Do you have any plans to try and increase coverage from Wall Street analysts or is this not important to you.  If not, why?

We’d be happy to have more analysts covering us, but our main focus is on running our business and pursuing our growth strategies. We don’t currently have any plans targeted toward increasing the level of analyst coverage on Morningstar. We hope to attract investors who plan to hold our shares for the long term and appreciate our focus on maximizing our long-term business results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 5, 2010	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary